Exhibit 10.60

ASSIGNMENT AND ASSUMPTION OF AGREEMENT
AND
FIRST AMENDMENT TO AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF AGREEMENT AND FIRST AMENDMENT TO AGREEMENT (this “Agreement”), made this 30th day of September, 2004, by and between LIDO CASINO RESORT, LLC, a Nevada limited liability company, having an address at 3355 Las Vegas Boulevard South, Room 1C, Las Vegas, NV 89109 (“Assignor”), PHASE II MALL HOLDING, LLC, a Nevada limited liability company, having an address at 3355 Las Vegas Boulevard South, Room 1C, Las Vegas, NV 89109 (“Assignee”) and GGP LIMITED PARTNERSHIP, a Delaware limited partnership, with an address at 110 North Wacker Drive, Chicago, Illinois 60606 (“Mall II Buyer”).

W I T N E S S E T H:

WHEREAS, Assignor, as Developer, and Mall II Buyer entered into that certain Agreement dated as of April 12, 2004 (the “Phase II Mall Sale Agreement”) whereby Assignor agreed to construct a mixed use development on certain land in Las Vegas, Nevada and to convey a portion of such development consisting of a proposed mall with retail shops and restaurants to Mall II Buyer, all as more particularly described in the Phase II Mall Sale Agreement;

WHEREAS, Assignor desires to assign to Assignee its interest as Developer under the Phase II Mall Sale Agreement, and Assignee desires to accept such assignment and assume Assignor’s obligations under the Phase II Mall Sale Agreement, on and subject to the terms and conditions hereinafter set forth;

WHEREAS, Mall II Buyer wishes to consent to such assignment; and

WHEREAS, Assignor, Assignee and Mall II Buyer wish to amend the Phase II Mall Sale Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) paid by Assignee to Assignor and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
 DEFINITIONS

1.1           Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Phase II Mall Sale Agreement.

ARTICLE II
ASSIGNMENT AND ASSUMPTION OF PHASE II MALL SALE AGREEMENT

2.1           Assignor hereby assigns, transfers, releases and sets over unto Assignee, its successors and assigns, all of the right, title and interest of Assignor, as Developer in, to and under the Phase II Mall Sale Agreement (as amended hereby) and that certain letter agreement dated April 12, 2004 between Assignor and Mall II Buyer (the “Side Letter”), to have and to hold the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the covenants, conditions and other provisions contained therein (such assignment, transfer, release and setting over, the “Assignment”).  Assignee hereby accepts the Assignment and hereby assumes and agrees to pay, perform, observe and discharge all of the covenants, conditions, agreements, terms and conditions on the part of Developer (excluding the Reserved Obligations (as defined below)) to be performed under the Phase II Mall Sale Agreement and the Side Letter, in each case first arising from and after the date hereof (collectively, and excluding the Reserved Obligations, the “Assigned Obligations”).  “Reserved Obligations” shall mean those rights and obligations under the Phase II Mall Sale Agreement which are of such a nature that they can only be performed by the entity that owns and develops the Phase II Hotel/Casino and which cannot otherwise be performed by Assignee.  Assignor covenants and agrees in favor of Assignee that it shall perform the Reserved Obligations under the Phase II Mall Sale Agreement (and acknowledges and confirms for the benefit of Mall II Buyer that it remains liable to Mall II Buyer under the Phase II Mall Sale Agreement for performance of the Reserved Obligations).

2.2           Mall II Buyer hereby consents to the Assignment.  Such consent constitutes the prior written consent to assignment required pursuant to Section 24.9 of the Phase II Mall Sale Agreement.

2.3           Assignor and Assignee hereby agree, as between themselves, that subject to performance by Assignor of its obligations under Article III of this Agreement, Assignee shall be solely responsible for the payment and performance of the Assigned Obligations and shall indemnify and hold harmless Assignor from and against all claims, expenses, losses, liabilities, damages, costs and expenses (including legal fees) suffered or incurred in connection therewith.

2.4           Assignor shall be solely responsible for any breaches under the Phase II Mall Sale Agreement and the Side Letter arising prior to the date hereof, and for any breaches of any of the Reserved Obligations, and shall indemnify and hold harmless Assignee from and against all claims, expenses, losses, liabilities, damages, costs and expenses (including legal fees) suffered or incurred in connection therewith.

ARTICLE III
PERFORMANCE OF ASSIGNED OBLIGATIONS

3.1           Assignor and Assignee hereby agree, as between themselves, that in consideration of the agreement by Assignee to pay for the Mall Improvements (whether incurred on, before or after the date of this Agreement), including the Common

Elements and the Demising Walls located in the Phase II Mall and the Build-Out of tenant spaces located in the Phase II Mall, Assignor covenants and agrees to perform its obligations under Section 2.1.1 of the Master Disbursement Agreement of even date herewith by and among Assignor, Assignee, Phase II Mall Subsidiary, LLC, The Bank of Nova Scotia as the Bank Agent and as the Disbursement Agent and Goldman Sachs Credit Partners L.P. as the Bank Arranger (whether or not such obligations are Assigned Obligations), subject to and in accordance with the terms thereof.

3.2           Assignee and Assignor hereby agree, as between themselves, that (a) all decisions in connection with the design and construction of the Mall Improvements shall be made by Assignee and Assignor subject to and in accordance with the Disbursement Agreement and (b) if Mall II Buyer ever makes any claim that any of the Assigned Obligations have not been performed in accordance with the Phase II Mall Sale Agreement (as amended hereby), all decisions in connection with defending against, responding to and/or settling such claim shall be made jointly by Assignor and Assignee.

3.3           Assignor shall not be released by reason of this Agreement or the Assignment from liability arising from any failure by Assignee to perform any of the Assigned Obligations (“Assignee Liability”).  All Assigned Obligations shall constitute joint and several obligations of Assignee and Assignor.  As between Assignor and Assignee, Assignee agrees that it shall be solely responsible for any and all Assignee Liability and shall indemnify and hold harmless Assignor from and against all claims, expenses, losses, liabilities, damages, costs and expenses (including legal fees) suffered or incurred in connection therewith other than for a breach by Assignor under Section 3.1.  Assignor agrees that it shall be responsible for any breaches by it under Section 3.1 and shall indemnify and hold harmless Assignee from and against all claims, expenses, losses, liabilities, damages, costs and expenses (including legal fees) suffered or incurred by Assignee in connection therewith.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1           Assignor warrants and represents to Assignee and Mall II Buyer that:

(a)           it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all licenses necessary to carry on its business as now being conducted therein;

(b)           it has all limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)           the execution and delivery of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have all been duly and validly authorized by all requisite limited liability company action;

(d)           this Agreement evidences the legal, valid, binding and enforceable obligations of Assignor, subject to: (i) applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally; and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law);

(e)           the consummation of the transactions contemplated by this Agreement are being conducted in the course of the duly authorized business activities of Assignor and will not: (i) result in the breach of any term or provision of its organizational documents; or (ii) result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject;

(f)            no consent, approval, authorization or order of any court or governmental agency or any other Person is required for the execution, delivery and performance by it of its obligations under this Agreement (other than consents, approvals and authorizations of Government Authorities that have not yet been obtained but that are reasonably expected to be obtained by dates that will permit all such obligations to be performed when required); and

(g)           all of the covenants, conditions, agreements, terms and conditions on the part of Assignor to be performed under the Phase II Mall Sale Agreement arising prior to the date hereof have been performed by Assignor in all material respects and no act, condition or event exists thereunder which, with the giving of notice and/or passage of time would constitute a breach by Assignor thereunder.

4.2           Assignee warrants and represents to Assignor and Mall II Buyer that:

(a)           it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all licenses necessary to carry on its business as now being conducted therein;

(b)           it has all limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)           the execution and delivery of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby have all been duly and validly authorized by all requisite limited liability company action;

(d)           this Agreement evidences the legal, valid, binding and enforceable obligations of Assignee hereunder, subject to: (i) applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally; and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law);

(e)           the consummation of the transactions contemplated by this Agreement are being conducted in the course of the duly authorized business activities of Assignee and will not: (i) result in the breach of any term or provision of its organizational documents; or (ii) result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject; and

(f)            no consent, approval, authorization or order of any court or governmental agency or any other Person is required for the execution, delivery and performance by it of its obligations under this Agreement (other than consents, approvals and authorizations of Government Authorities that have not yet been obtained but that are reasonably expected to be obtained by dates that will permit all such obligations to be performed when required).

ARTICLE V
AMENDMENTS TO PHASE II MALL SALE AGREEMENT

5.1           The Index of Defined Terms is hereby amended to replace the reference to “Sch. 12” for the term “Substantial Completion” in the Index of Defined Terms section of the Phase II Mall Sale Agreement with a reference to “Sch. 11”.

5.2           The first sentence of Section 2.3(a) of the Phase II Mall Sale Agreement is hereby amended and restated to read in its entirety as follows:

“The Phase II Mall is intended to consist of 94,640 square feet of Floor Area of Leasehold Mall Space (the “Projected Leasehold Floor Area”) and 346,500 square feet of Floor Area of Fee Mall Space (the “Projected Fee Floor Area”).”

5.3           Each reference in Section 2.3(a) of the Phase II Mall Sale Agreement to “95%” shall be deemed to be a reference to “90%”.

5.4           The Leasing Plans that are part of Exhibit A of the Phase II Mall Sale Agreement are hereby replaced in their entirety with the Leasing Plans attached hereto and made a part hereof as Exhibit A.

5.5           Section 14.7 of the Phase II Mall Sale Agreement is amended by adding the words “by Developer” after “Closing Instruments” in the fifth line.

5.6           Section 15.1(b) of the Phase II Mall Sale Agreement is amended by adding the words “by Developer” after “Closing Instruments” in the fourth line.

5.7           Section 10.1(f) of the Phase II Mall Sale Agreement is hereby amended and restated to read in its entirety as follows:

“All representations and warranties of Developer (without reference to any modifications thereof contained in Developer’s Representation Certificate) contained in this Agreement that are required to be true, correct and complete as of the Closing Date shall be true, correct and complete in all material respects subject, however, to matters known to Mall II Buyer as of the date hereof; provided, however that if, as of the Closing Date, there exists any outstanding judgments, orders, writs, injunction or decrees of any Government Authority or pending Legal

Proceedings against Developer in connection with the Phase II Land or the Development that are not reasonably likely to have a material adverse effect on the Phase II Mall, such state of facts shall not be deemed a violation or breach of the representation and warranty made by Developer in Section 15.1(c) hereof for purposes of this Section 10.1(f).  Nothing in this Section 11.1(f) shall limit or abrogate in any way Developer’s obligations under Section 15.13 of this Agreement.”

5.8           Section 15.1(e) of the Phase II Mall Sale Agreement is amended by adding the words “and except as approved by Mall II Buyer” after “Except as set forth on Schedule 18” in the first line.

5.9           Section 20.2(b)(1)(ii)(A) of the Phase II Mall Sale Agreement is amended by adding the words “or by Developer (which net aggregate amount may be a positive or negative number)” after the words “Adjustment Payments made to Developer” in the second line of said clause.

5.10         Section 20.2(c)(1)(ii)(A) of the Phase II Mall Sale Agreement is amended by adding the words “or by Developer (which net aggregate amount may be a positive or negative number)” after the words “Adjustment Payments made to Developer” in the second line of said clause.

5.11         Section 10.1(a) of the Phase II Mall Sale Agreement is hereby amended and restated to read in its entirety as follows:

“Developer shall have caused a commercial subdivision of the Palazzo Casino Resort in order to cause the Fee Mall Space (excluding the Casino Shops) to become one or more legal parcels which are separate and distinct from the Phase II Land and capable of being conveyed in fee simple.”

5.12         Section 10.1(b) of the Phase II Mall Sale Agreement is hereby amended and restated to read in its entirety as follows:

“Developer shall have formed Mall II LLC and conveyed Developer’s fee interest in the Fee Mall Space (excluding the Casino Shops) and Developer’s leasehold in the Leasehold Mall Space to Mall II LLC.”

5.13         The definition of “Permitted Encumbrances” in Section 1.1 of the Phase II Mall Sale Agreement is hereby amended and restated to read in its entirety as follows:

““Permitted Encumbrances” means, collectively, (i) the Encumbrances described in Schedule “5”; (ii) mechanics liens insured over by the Title Insurer in a manner reasonably satisfactory to Mall II Buyer or (if First American Title Insurance Company is not the Title Insurer) that First American Title Insurance Company would be willing to insure over in a manner reasonably satisfactory to Mall II Buyer and (iii) any other

Encumbrances that the Title Insurer insures over, or provides affirmative coverage with respect to, in a manner reasonably satisfactory to Mall II Buyer or (if First American Title Insurance Company is not the Title Insurer) that First American Title Insurance Company would be willing to insure over, or provide affirmative coverage with respect to, in a manner reasonably satisfactory to Mall II Buyer if it was the Title Insurer.”

5.14         Section 15.8 of the Phase II Mall Sale Agreement is hereby amended and restated to read in its entirety as follows:

“Developer shall bond or otherwise discharge of record, at Developer’s expense, any liens (excluding liens that are Permitted Encumbrances) filed against the Phase II Mall before or after the Closing by any contractor or subcontractor of Developer (or any other Persons claiming through or under Developer).”

5.15         The first sentence of Section 16.2 of the Phase II Mall Sale Agreement is hereby amended and restated to read in its entirety as follows:

“Developer shall bond or otherwise discharge of record, at Developer’s expense, any liens (excluding liens that are Permitted Encumbrances) filed against the Building in connection with the Landlord Build-Out or any contractor or subcontractor of Developer (or any other Persons claiming through or under Developer).”

ARTICLE VI
MISCELLANEOUS

6.1           This Agreement may be executed in one or more counterparts which when taken together shall constitute but one original.

6.2           This Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6.3           As amended hereby, the Phase II Mall Sale Agreement is ratified and confirmed in all respects.  Mall II Buyer has no knowledge of any breach by Assignor of any of the Assigned Obligations as of the date hereof.  Assignor has no knowledge of any breach by Mall II Buyer of any of Mall II Buyer’s obligations under the Phase II Mall Sale Agreement as of the date hereof.

6.4           Each of Assignee and Assignor agrees to execute, acknowledge (where appropriate) and deliver such other or further instruments as the other may reasonably require to confirm the obligations of Assignor and Assignee under this Agreement, or as may be otherwise reasonably requested by the other to carry out the intent and purposes of the foregoing

6.5           This Agreement shall be governed by the laws of Nevada (other than principles of conflicts of laws).

[Signatures begin on the following page.]

IN WITNESS WHEREOF, Assignor, Assignee and Mall II Buyer have caused this Assignment and Assumption of Agreement and First Amendment to Agreement executed as of the date and year first above set forth.

ASSIGNOR:

LIDO CASINO RESORT, LLC

By:	Lido Intermediate Holding Company, LLC, its
managing member

	By:	Venetian Casino Resort, its sole
member

		By:	Las Vegas Sands, Inc., its
managing member

			By:	/s/ HARRY MILTENBERGER
				Name:	HARRY MILTENBERGER
				Title:	VP FINANCE, SECRETARY & CHIEF ACCOUNTING OFFICER

[Signatures continue on the following page.]

(Signature Page)

[ASSIGNMENT AND ASSUMPTION OF AGREEMENT AND FIRST AMENDMENT TO AGREEMENT]

ASSIGNEE:

PHASE II MALL HOLDING, LLC

By:	Lido Casino Resort Holding Company, LLC,
its Manager

	By:	Lido Intermediate Holding Company,
LLC, its managing member

		By:	Venetian Casino Resort, its sole
member

			By:	Las Vegas Sands, Inc., its
managing member

				By:	/s/ HARRY MILTENBERGER
					Name:	HARRY MILTENBERGER
					Title:	VP FINANCE, SECRETARY & CHIEF ACCOUNTING OFFICER

[Signatures continue on the following page.]

(Signature Page)

[ASSIGNMENT AND ASSUMPTION OF AGREEMENT AND FIRST AMENDMENT TO AGREEMENT]

MALL II BUYER:

GGP LIMITED PARTNERSHIP

By:	General Growth Partnership, Inc.

	By:	/s/ JOEL BEYER
Name: JOEL BEYER
Title: SENIOR VICE PRESIDENT

(Signature Page)

[ASSIGNMENT AND ASSUMPTION OF AGREEMENT AND FIRST AMENDMENT TO AGREEMENT]